Exhibit 4.5

EXECUTION COPY

Teléfonos de México, S.A. de C.V.,

as Issuer

TO

JPMorgan Chase Bank, N. A.,

Trustee

Supplement

Dated February 22, 2005

to

Third Supplemental Indenture

5.50% Senior Notes due 2015

1

TABLE OF CONTENTS*

*	Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture, as supplemented by the Third Supplemental Indenture as supplemented by this Supplement.

-i-

SUPPLEMENT dated February 22, 2005 to THIRD SUPPLEMENTAL INDENTURE, dated as of January 27, 2005, between Teléfonos de México, S.A. de C.V., a sociedad anónima de capital variable organized and existing under the laws of the United Mexican States (“Mexico”) (herein called the “Company”), having its principal office at Parque Vía 190 Colonia Cuauhtémoc, 06599, Mexico, D.F., Mexico, and JPMorgan Chase Bank, N.A. a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the “Trustee”) to the Indenture, dated as of November 19, 2003, among the Company and the Trustee (herein called the “Original Indenture”).

W I T N E S S E T H :

WHEREAS, the Original Indenture provides for the issuance from time to time thereunder, in series, of debt securities of the Company, and Section 901 of the Original Indenture provides for the establishment of the form or terms of debt securities issued thereunder through one or more supplemental indentures;

WHEREAS, by means of a Third Supplemental Indenture dated as of January 27, 2005 (herein called the “Third Supplemental Indenture”), the Company created a series of debt securities issued under the Original Indenture, as supplemented by the Third Supplemental Indenture, known as the Company’s 5.50% Senior Notes due 2015 (the “Notes”) and issued $650,000,000 aggregate principal amount of Notes;

WHEREAS, the Third Supplemental Indenture provides for the issuance from time to time by the Company of additional notes on terms and conditions identical to those of the Notes, which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes;

WHEREAS, the Company desires by this Supplement to issue debt securities under the Original Indenture and the Third Supplemental Indenture, to be consolidated and form a single series with the Notes, limited in aggregate principal amount as specified in this Supplement, and the terms and provisions of which are to be as specified in the Third Supplemental Indenture as supplemented by this Supplement;

WHEREAS, all things necessary to make this Supplement a valid agreement according to its terms have been done.

1

NOW, THEREFORE, for and in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof and for the purpose of setting forth, as provided in the Original Indenture as amended and supplemented, the form of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

Section 1.	Provisions of the Original Indenture and the Third Supplemental Indenture

Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Original Indenture and the Third Supplemental Indenture shall remain in full force and effect. The Original Indenture, as amended and supplemented by the Third Supplemental Indenture and this Supplement, is in all respects ratified and confirmed, and the Original Indenture, the Third Supplemental Indenture and this Supplement shall be read, taken and considered as one and the same instrument for all purposes and every Holder of Notes of any series authenticated and delivered under the Original Indenture, as amended and supplemented, shall be bound hereby.

Section 2.	Definitions

For all purposes of this Supplement, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

(a) any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Supplement;

(b) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Supplement as a whole and not to any particular Article, Section or other subdivision;

(c) all terms used in this Supplement that are defined in the Original Indenture or the Third Supplemental Indenture have the meanings assigned to them in the Original Indenture or the Third Supplemental Indenture;

(d) the term “Securities” as defined in the Original Indenture and as used in any definition therein, shall be deemed to include or refer to, as applicable, the Notes;

(e) any reference to “include,” “includes,” or “including” is not limiting; and

(f) the following terms have the meanings given to them in this Section 2(f).

“Closing Date” shall have the meaning specified in the February 2005 Purchase Agreement.

“Exchange and Registration Rights Agreement” means the Exchange and Registration Rights Agreement, dated as of February 22, 2005, among the Company and the February 2005 Initial Purchaser, as such agreement may be amended from time to time.

“February 2005 Initial Purchaser” means J.P. Morgan Securities Inc., as purchaser of the February 2005 Issue under the February 2005 Purchase Agreement.

“February 2005 Issue” means the Notes authorized by this Supplement to the Third Supplemental Indenture.

“February 2005 Purchase Agreement” means the Purchase Agreement, dated February 14, 2005, among the Company and the February 2005 Initial Purchaser.

“February 2005 Restricted Period” means the period of 40 consecutive days beginning on and including the Closing Date.

Section 3.	Designation and Principal Amount

The aggregate principal amount of the 5.50% Senior Notes due 2015 is hereby increased to $800,000,000 (which amount does not include Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of such series pursuant to Sections 304, 305, 306, 906 or 1105 of the Original Indenture). For purposes of Section 301 of the Original Indenture, this Supplement supplements the Third Supplemental Indenture to increase the limit on the aggregate principal amount of the Notes and to set forth the matters expressly set forth herein. All the Notes issued under the Third Supplemental Indenture as supplemented by this Supplement (including the February 2005 Issue) shall form a single series for all purposes under the Original Indenture, including for purposes of waivers, amendments, redemptions, offers to purchase and acceleration.

Section 4.	Forms Generally

(a) Delivery upon Initial Issuance

Upon their original issuance, Notes offered and sold pursuant to the February 2005 Purchase Agreement to Qualified Institutional Buyers in accordance with Rule 144A shall be issued in the form of one or more Restricted Global Notes registered in the name of the Depositary, or its nominee, and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Upon their original issuance, Notes offered and sold pursuant to the February 2005 Purchase Agreement in reliance on Regulation S shall initially be issued in the form of one or more Regulation S Global Notes; provided, however, that notwithstanding Section 202 of the Third Supplemental Indenture, (1) the final paragraph of the legends of the face of such Regulation S Global Note shall read as set forth below in Section 4(b) and (2) the CUSIP, ISIN and Common Code numbers on such Regulation S Global Notes shall read as follows: “CUSIP No. through April 3, 2005: P90413CS5 / CUSIP No. after April 3, 2005: P90413Q9/ ISIN No. through April 3, 2005: USP90413CS50 / ISIN No. after April 3, 2005: USP90413CQ94 / Common Code No. through April 3, 2005: 021307220/ Common Code No. after April 3, 2005: 021149586.” Such Regulation S Global Notes shall be registered in the name of the Depositary, or its nominee, and deposited with the Trustee, at its Corporate Trustee Office, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as herein provided, for credit by the Depositary to the respective accounts of beneficial owners of such Notes (or to such other accounts as they may direct) at Euroclear or Clearstream. After such time as the February 2005 Restricted Period shall have terminated, each such Regulation S Global Note shall be an “Unrestricted Global Note” for all purposes under the Third Supplemental Indenture.

(b) Form of Final Paragraph of Legend on Regulation S Global Note.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THE FOREGOING SHALL NOT APPLY FOLLOWING THE EXPIRATION OF FORTY DAYS FROM FEBRUARY 22, 2005.

(c) Reference to Aggregate Principal Amount.

Section 202 of the Third Supplemental Indenture provides that the first paragraph of the face of each Global Note, following the legends and the principal amount of such Global Note, contains in parentheses a phrase beginning “which, taken together with the principal amounts of all other Outstanding Notes, shall initially equal $650,000,000 in the aggregate”. In the Global Notes delivered pursuant to Section 4(a) and any Global Notes delivered subsequent to the date of this Supplement, the words “shall initially equal $650,000,000” shall be amended to read “shall equal $800,000,000”.

Section 5.	Transfers and Exchanges

(a) Forms of Annexes A, B and C.

The forms of Annexes A, B and C to the Third Supplemental Indenture are hereby amended to read as attached to this Supplement.

(b) In case of any transfer or exchange, the procedures and requirements for which are not addressed in detail in Section 203 of the Third Supplemental Indenture or this Section 5, such transfer or exchange will be subject to such procedures and requirements as may be reasonably prescribed by the Company and the Trustee from time to time and, in the case of a transfer or exchange invoking a Global Note, the Applicable Procedures.

(c) Notwithstanding the foregoing and the provisions of Section 203 of the Third Supplemental Indenture, during the period of two years after the Closing Date, the Company shall not, and shall not permit any of its Affiliates that are Subsidiaries to, purchase or agree to purchase or otherwise acquire any Restricted Notes, whether as beneficial owner or otherwise (except as agent on behalf of and for the account of customers in the ordinary course of business as a securities broker in unsolicited broker’s transactions) unless, immediately upon any such purchase, the Company or any such Affiliate shall submit such Restricted Notes to the Trustee for cancellation. The Company further agrees to ask its Affiliates that are not Subsidiaries to agree not to purchase or otherwise acquire any Restricted Notes, whether as beneficial owner or otherwise, except as permitted in the preceding sentence.

Section 6.	Separability of Invalid Provisions

In case any one or more of the provisions contained in this Supplement should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this Supplement, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this Supplement shall be construed as if such provision had never been contained herein.

Section 7.	Execution in Counterparts

This Supplement may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed on their respective behalves, all as of the day and year first written above.

TELÉFONOS DE MÉXICO, S.A. DE C.V.

By:	/s/ ADOLFO CEREZO
Name: Title:	Adolfo Cerezo Chief Financial Officer

By:	/s/ JOSÉ MANUEL CAMACHO
Name: Title:	José Manuel Camacho Treasurer

JPMORGAN CHASE BANK, N. A., As Trustee

By:	/s/ GLENN W. ANDERSEN
Name: Title:	Glenn W. Andersen Vice President

ANNEX A

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL

NOTE TO REGULATION S GLOBAL NOTE

(TRANSFERS PURSUANT TO § 203(B)(I)

OF THE THIRD SUPPLEMENTAL INDENTURE)

JPMorgan Chase Bank, N.A.,

    as Trustee

Re:	5.50% Senior Notes due 2015 of

Teléfonos de México, S.A. de C.V. (the “Notes”)

Reference is hereby made to the Third Supplemental Indenture, dated as of January 27, 2005, as supplemented by the Supplement to Third Supplemental Indenture, dated February 22, 2005, (the “Third Supplemental Indenture”), between Teléfonos de México, S.A. de C.V. and JPMorgan Chase Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Third Supplemental Indenture.

This letter relates to $             principal amount of Notes which are evidenced by one or more Restricted Global Notes (CUSIP No. 879403AQ6 and held with the Depositary in the name of [INSERT NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No.             ), which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Clearstream or both (Common Code:             ; ISIN:             ).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) under the Securities Act or Rule 144, and accordingly the Transferor does hereby further certify that:

(i)	If the transfer is being effected pursuant to Rule 903 and Rule 904:

(1)	the offer of the Notes was not made to a person in the United States;

(2)	either:

(A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

A-1

(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

(3)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulations S, as applicable;

(4)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)	upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Clearstream or both.

(ii)	If the transfer is being effected pursuant to Rule 144, the Notes are being transferred in a transaction permitted by Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the underwriters or initial purchasers, if any, of the initial offering of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Third Supplemental Indenture have the meanings set forth in Regulation S or Rule 144.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	Teléfonos de México, S.A. de C.V.

A-2

ANNEX B

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL

NOTE TO UNRESTRICTED GLOBAL NOTE

(TRANSFERS PURSUANT TO § 203(B)(II)

OF THE THIRD SUPPLEMENTAL INDENTURE)

JPMorgan Chase Bank, N.A.,

    as Trustee

Re:	5.50% Senior Notes due 2015 of

Teléfonos de México, S.A. de C.V. (the “Notes”)

Reference is hereby made to the Third Supplemental Indenture, dated as of January 27, 2005, as supplemented by the Supplement to Third Supplemental Indenture, dated February 22, 2005 (the “Third Supplemental Indenture”), between Teléfonos de México, S.A. de C.V. and JPMorgan Chase Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Third Supplemental Indenture.

This letter relates to $             principal amount of Notes which are evidenced by one or more Restricted Global Notes (CUSIP No. 879403AQ6) and held with the Depositary in the name of [INSERT NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person that will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Unrestricted Global Notes (CUSIP No.             ).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with either (i) Rule 903 or Rule 904 (as applicable) under the Securities Act, or (ii) Rule 144, and accordingly the Transferor does hereby further certify that:

(i)	If the transfer has been effected pursuant to Rule 903 and Rule 904:

(1)	the offer of the Notes was not made to a person in the United States;

(2)	either:

(A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any

B-1

person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

(3)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(ii)	If the transfer has been effected pursuant to Rule 144, the Notes have been transferred in a transaction permitted by Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the underwriters or initial purchasers, if any, of the Notes being transferred. Terms used in this certificate and not otherwise defined in the Third Supplemental Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	Teléfonos de México, S.A. de C.V.

B-2

ANNEX C

FORM OF TRANSFER CERTIFICATES

FOR TRANSFER FROM REGULATION S GLOBAL

NOTE OR UNRESTRICTED GLOBAL NOTE

TO RESTRICTED GLOBAL NOTE

(TRANSFERS PURSUANT TO § 203(B)(III)

OF THE THIRD SUPPLEMENTAL INDENTURE)

[TRANSFEROR CERTIFICATE]

JPMorgan Chase Bank, N.A.,

    as Trustee

Re:	5.50% Senior Notes due 2015 of

Teléfonos de México, S.A. de C.V. (the “Notes”)

Reference is hereby made to the Third Supplemental Indenture, dated as of January 27, 2005, as supplemented by the Supplement to Third Supplemental Indenture, dated February 22, 2005, (the “Third Supplemental Indenture”), between Teléfonos de México, S.A. de C.V. and JPMorgan Chase Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Third Supplemental Indenture.

This letter relates to $             principal amount of Notes which are evidenced by one or more Regulation S Global Notes (CUSIP No.             ) and held with the Depositary through [Euroclear] [Clearstream] (Common Code:             ; ISIN:             ) in the name of [INSERT NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person that will take delivery thereof (the “Transferee”) in the form of an equal principal amount of Notes evidenced by one or more Restricted Global Notes (CUSIP No. 879403AQ6).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that:

(1) Such transfer is being effected in accordance with all applicable securities laws of any state of the United States or any other jurisdiction;

(2) the Notes are being transferred in accordance with Rule 144A to a transferee whom the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A and is purchasing the Notes for its own account or any account with respect to which the transferee exercises sole investment discretion, in each case in a transaction meeting the requirements of Rule 144A; and

C-1

(3) it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the underwriters and initial purchasers, if any, of the Notes being transferred.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	Teléfonos de México, S.A. de C.V.

C-2